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                                                                    Exhibit 23.1





INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of Brady Corporation:

We consent to the incorporation by reference in Registration Statements No. 333-38857, 333-38859 and 333-44505 of Brady Corporation (formerly W.H. Brady Co.) on Forms S-8 of our reports dated September 8, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Brady Corporation for the year ended July 31, 1998.




/s/ Deloitte & Touche LLP
Milwaukee, Wisconsin
October 27, 1998